Exhibit 4.2

Execution Version

AMC NETWORKS INC.,

as Issuer,

EACH OF THE GUARANTORS PARTY HERETO

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of July 28, 2017

to the Indenture dated as of March 30, 2016

$800,000,000 4.75% Senior Notes due 2025

i

SECOND SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of July 28, 2017, among AMC NETWORKS INC., a Delaware corporation (the “Company”), the GUARANTORS (as defined in the Base Indenture referred to below) and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered an Indenture, dated as of March 30, 2016 (the “Base Indenture,” and together with the First Supplemental Indenture, dated as of March 30, 2016 (the “First Supplemental Indenture”), and this Second Supplemental Indenture, dated as of July 28, 2017 (the “Second Supplemental Indenture”), the “Indenture”), to provide for the issuance by the Company from time to time of Notes to be issued in one or more series as provided in the Indenture to be Guaranteed by the Guarantors;

WHEREAS, Section 901 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any holders of Notes, to establish the form of any Note, as permitted by Section 201 of the Base Indenture, and to provide for the issuance of the Notes (as defined below), as permitted by Section 301 of the Base Indenture, and to set forth the terms thereof;

WHEREAS, the Company desires to execute this Second Supplemental Indenture pursuant to Section 201 of the Base Indenture to establish the form, and pursuant to Section 301 of the Base Indenture to provide for the issuance, of a series of its senior notes designated as its 4.75% Senior Notes due 2025 (“Notes”) in an initial aggregate principal amount of $800,000,000. The Notes are a series of Securities as referred to in Section 301 of the Base Indenture;

WHEREAS, each of the Guarantors desires to execute this Second Supplemental Indenture with respect to its Note Guarantee of the Notes and to make a notation of its Guarantee on the Notes (the “Notation of Guarantee”);

WHEREAS, the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate pursuant to Sections 103 and 903 of the Base Indenture to the effect that the execution and delivery of the Second Supplemental Indenture is authorized or permitted under the Base Indenture and that all conditions precedent provided for in the Base Indenture to the execution and delivery of this Second Supplemental Indenture and the issuance of the Notes to be complied with by the Company have been complied with;

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture;

WHEREAS, all things necessary have been done by the Company and the Guarantors to make this Second Supplemental Indenture, when executed and delivered by the Company and the Guarantors, a valid and legally binding instrument;

WHEREAS, all things necessary have been done by the Company to make the Notes, when executed by the Company and authenticated and delivered in accordance with the provisions of this Indenture, the valid obligations of the Company; and

WHEREAS, all things necessary have been done by the Guarantors to make the Notation of Guarantee affixed upon the Notes, when executed by the Guarantors in accordance with the provisions of this Indenture, the valid obligation of the Guarantors;

NOW, THEREFORE:

In consideration of the premises stated herein and the purchase of the Notes by the holders thereof, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time as follows:

ARTICLE 1

APPLICATION OF SECOND SUPPLEMENTAL INDENTURE

Section 1.01. Application of Second Supplemental Indenture. Notwithstanding any other provision of this Second Supplemental Indenture, all provisions of this Second Supplemental Indenture are expressly and solely for the benefit of the Holders and any such provisions shall not be deemed to apply to any other Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes. Unless otherwise expressly specified, references in this Second Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Second Supplemental Indenture as they amend or supplement the Base Indenture, and not the Base Indenture or any other document. All Initial Notes and Additional Notes, if any, will be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase.

ARTICLE 2

DEFINITIONS

Section 2.01. Certain Terms Defined in the Indenture. For purposes of this Second Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture, as amended hereby.

Section 2.02. Definitions. For the benefit of the Holders, Section 101 of the Base Indenture shall be amended by adding the following new definitions:

“Additional Notes” has the meaning specified in Section 3.02(b) hereto.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)	1.0% of the principal amount of such Note; and

(2)	the excess, if any, of:

(a)	the present value at such Redemption Date of (i) the redemption price of such Note at August 1, 2021 (such redemption price being set forth in Section 3.03(a) hereto), plus (ii) all remaining required interest payments due on such Note from the Redemption Date through August 1, 2021 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate at such Redemption Date, plus 50 basis points over

(b)	the principal amount of such Note,

as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

“Base Indenture” has the meaning specified in the recitals hereto.

“Company” has the meaning specified in the first paragraph hereto.

“First Supplemental Indenture” has the meaning specified in the recitals hereto.

“Global Note” has the meaning specified in Section 3.01(a) hereto.

“Indenture” has the meaning specified in the recitals hereto.

“Initial Notes” has the meaning specified in Section 3.02(b) hereto.

“Notation of Guarantee” has the meaning specified in the recitals hereto.

“Notes” has the meaning specified in the recitals hereto.

“Qualified Equity Offering” means (i) an offer and sale of Equity Interests (other than Disqualified Stock) of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company), (ii) any private placement of Equity Interests (other than Disqualified Stock) of the Company to any Person other than a Subsidiary of the Company, or (iii) any capital contribution received by the Company from any holder of Equity Interests (other than Disqualified Stock) of the Company.

“Second Supplemental Indenture” has the meaning specified in the first paragraph hereto.

“Treasury Rate” means, with respect to any Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to August 1, 2021; provided, however, that if the period from such Redemption Date to August 1, 2021 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Redemption Date to August 1, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” has the meaning specified in the first paragraph hereto.

The definition of “Redemption Price” in Section 101 of the Base Indenture shall not apply to the Notes and, with respect to the Notes, “Redemption Price” has the meaning specified in Section 3.03(d) hereof.

ARTICLE 3

FORM AND TERMS OF THE NOTES

Section 3.01. Form and Dating. The Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A attached hereto. The Notes shall be executed on behalf of the Company by an officer of the Company pursuant to Section 303 of the Base Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture, and the Company and the Trustee, by their execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(a) Global Notes. The Notes shall be issued initially in global form (each, a “Global Note” and collectively, the “Global Notes”), which shall be deposited with the Trustee as custodian for the Depositary and registered in the name of Cede & Co., the Depositary’s nominee, duly executed on behalf of the Company by an officer of the Company, and authenticated by the Trustee in accordance with Section 202 of the Base Indenture.

(b) Book-Entry Provisions. This Section 3.01(b) shall apply only to the Global Notes deposited with the Trustee as custodian for the Depositary.

The Company shall execute, and the Trustee shall, in accordance with Section 202 of the Base Indenture, authenticate and hold, each Global Note as custodian for the Depositary.

Section 3.02. Terms of the Notes. The following terms relating to the Notes are hereby established pursuant to Section 301 of the Base Indenture:

(a) Title. The Notes shall constitute a series of Notes having the title “4.75% Senior Notes due 2025”.

(b) Principal Amount. The aggregate principal amount of the Notes (the “Initial Notes”) that may be initially authenticated and delivered under the Indenture shall be $800,000,000. The Company may from time to time, without the consent of the Holders, issue additional Notes (“Additional Notes”) having the same ranking and the same interest rate, Maturity and other terms as the Initial Notes (except for any difference in the issue price and the payment of interest accruing prior to the issue date of such Additional Notes, or, in some cases, the first Interest Payment Date following the issue of such Additional Notes), and with the same CUSIP number as the Initial Notes; provided that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall have a separate CUSIP number. Any Additional Notes and the Initial Notes shall constitute a single series under the Indenture and all references to the Notes shall include the Initial Notes and any Additional Notes, unless the context otherwise requires. The aggregate principal amount of the Additional Notes shall be unlimited. No Additional Notes may be issued if any Event of Default has occurred and is continuing.

(c) Maturity Date. The entire Outstanding principal of the Notes shall be payable on August 1, 2025.

(d) Interest Rate. The rate at which the Notes shall bear interest shall be 4.75% per annum. The date from which interest shall accrue on the Notes shall be July 28, 2017, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the Notes shall be February 1 and August 1 of each year, beginning February 1, 2018. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, shall be paid, in immediately available funds, to the Persons in whose names the Notes are registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15, as the case may be, immediately preceding such Interest Payment Date.

(e) Payment. The Trustee shall be the initial Paying Agent and Security Registrar. Payment of the principal and interest shall be made at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York; provided, however, that each installment of interest and principal on the Notes may, at the Company’s option, be paid by check to the Holders at the Holder’s address in the Security Register. The Notes shall initially be issued as Global Notes. Payments with respect to Notes represented by one or more Global Notes shall be made by wire transfer of immediately available funds to the account specified by the Depositary. Payments with respect to Notes represented by one or more definitive Notes held by a holder of at least $1,000,000 aggregate principal amount of Notes shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 10 days immediately preceding the relevant due date for payment (or such other date as the Trustee or Paying Agent may accept in its discretion).

(f) Currency. The currency of denomination of the Notes is Dollars. Payment of principal of and interest and premium, if any, on the Notes shall be made in Dollars.

Section 3.03. Optional Redemption.

(a) On or after August 1, 2021, the Company may redeem the Notes, at its option in whole or in part, at any time and from time to time, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (subject to the rights of Holders of record on relevant Regular Record Dates to receive interest due on an Interest Payment Date falling on or prior to the Redemption Date), if redeemed during the twelve month period beginning on August 1 of the years indicated below:

Year	Percentage
2021	102.375%
2022	101.188%
2023 and thereafter	100.000%

(b) At any time prior to August 1, 2021, the Company may redeem the Notes, at its option in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of record on relevant Regular Record Dates to receive interest due on an Interest Payment Date falling on or prior to the Redemption Date).

(c) At any time prior to August 1, 2020, the Company may redeem up to 35% of the original aggregate principal amount of the Notes (including any Additional Notes), at its option at any time and from time to time, at a redemption price of 104.750% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (subject to the rights of Holders of record on relevant Regular Record Dates to receive interest due on an Interest Payment Date falling on or prior to the Redemption Date), with the proceeds of one or more Qualified Equity Offerings; provided that:

(i)	after giving effect to such redemption, at least 65% of the original aggregate principal amount of the Notes (including any Additional Notes) remains outstanding (excluding, for purposes of such calculation, Notes held by the Company or its Subsidiaries); and

(ii)	the redemption must occur within 90 days of the date of the closing of such Qualified Equity Offering.

(d) Each redemption price provided for in this Section 3.03 shall be referred to herein as the “Redemption Price”. Any redemption pursuant to this Section 3.03 shall be made pursuant to the provisions of Sections 1101 through 1108 of the Base Indenture.

(e) Notwithstanding any other provision of the Indenture, any redemption of the Notes by the Company may be conditioned upon the occurrence of one or more conditions precedent. Any notice of redemption pursuant to Section 1104 of the Base Indenture shall contain, in addition to those items set forth in such Section, a description of conditions precedent to such redemption, if any.

Section 3.04. No Optional Reset. Section 308(b) of the Base Indenture shall not be applicable to the Notes. The Company may not reset the interest rate of the Notes.

Section 3.05. No Optional Extension of Stated Maturity. Section 309 of the Base Indenture shall not be applicable to the Notes. The Company may not extend the Stated Maturity of the Notes.

Section 3.06. Dollar Denominated. Payment of the principal of and interest on the Notes shall be made in Dollars. All provisions of the Base Indenture applicable to Securities because such Securities are payable in a Foreign Currency shall not be applicable to the Notes. The provisions of the Base Indenture that shall not be applicable to the Notes as a result of this Section 3.06 shall include, but are not limited to Sections 313 and 314 of the Base Indenture.

Section 3.07. No Sinking Fund. Article Thirteen of the Base Indenture shall not be applicable to the Notes. The retirement of the Notes shall not be made pursuant to a sinking fund.

Section 3.08. No Repayment at Option of Holders. Article Fourteen of the Base Indenture shall not be applicable to the Notes.

Section 3.09. Defeasance. Article Fifteen of the Base Indenture shall be applicable to the Notes, provided that the Company may only exercise the defeasance or covenant defeasance options applicable to Sections 1502 or 1503 of the Base Indenture if the Company exercises such options with respect to all Outstanding Notes as of the date of such exercise.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Conflict with Trust Indenture Act. If and to the extent that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Sections 310 to 318, inclusive, or conflicts with any provision (an “incorporated provision”) required by or deemed to be included in this Second Supplemental Indenture by operation of such Trust Indenture Act Sections, such imposed duties or incorporated provision shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Second Supplemental Indenture as so modified or excluded, as the case may be.

Section 4.02. New York Law to Govern. THIS SECOND SUPPLEMENTAL INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. THIS SECOND SUPPLEMENTAL INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT THAT ARE REQUIRED TO BE PART OF THIS SECOND SUPPLEMENTAL INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.03. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 4.04. Separability Clause. In case any provision in this Second Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.05. Ratification. The Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed. The Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Second Supplemental Indenture with respect to the Notes supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture.

Section 4.06. Effectiveness. The provisions of this Second Supplemental Indenture shall become effective as of the date hereof.

Section 4.07. The Trustee. The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or the due execution thereof by the Company and the Guarantors. The recitals contained herein shall be taken as the statements solely of the Company and the Guarantors, and the Trustee assumes no responsibility for the correctness thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

AMC NETWORKS INC.

By:	/s/ Sean S. Sullivan
	Name:	Sean S. Sullivan
	Title:	Executive Vice President and Chief Financial Officer

AMC NETWORKS INC. – Second Supplemental Indenture

2ND PARTY LLC

AMC FILM HOLDINGS LLC

AMC NETWORK ENTERTAINMENT LLC

AMC NETWORKS BROADCASTING & TECHNOLOGY

AMC NETWORKS INTERNATIONAL ASIA-PACIFIC LLC (F/K/A SUNDANCE CHANNEL ASIA LLC)

AMC NETWORKS INTERNATIONAL LLC

AMC/SUNDANCE CHANNEL GLOBAL NETWORKS LLC

AMCN PROPERTIES LLC

AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION

DIGITAL STORE LLC

IFC ENTERTAINMENT HOLDINGS LLC

IFC ENTERTAINMENT LLC

IFC FILMS LLC

IFC IN THEATERS LLC

IFC PRODUCTIONS I L.L.C.

IFC TELEVISION HOLDINGS LLC

IFC THEATRES CONCESSIONS LLC

IFC THEATRES, LLC

IFC TV LLC

IFC TV STUDIOS HOLDINGS LLC

IPTV LLC

RAINBOW FILM HOLDINGS LLC

RAINBOW MEDIA ENTERPRISES, INC.

RAINBOW MEDIA HOLDINGS LLC

RAINBOW PROGRAMMING HOLDINGS LLC

RMH GE HOLDINGS I, INC.

RNC HOLDING CORPORATION

RNC II HOLDING CORPORATION

SELECTS VOD LLC

SHUDDER LLC (F/K/A SHUDDER HOLDINGS LLC)

SUNDANCE FILM HOLDINGS LLC

SUNDANCETV LLC

VOOM HD HOLDINGS LLC

WE TV ASIA LLC

WE TV HOLDINGS LLC

WE TV LLC

WEDDING CENTRAL LLC

YEAH IPTV LLC, as Guarantors

By:	/s/ Sean Sullivan
	Name:	Sean Sullivan
	Title:	Authorized Signatory

AMC NETWORKS INC. – Second Supplemental Indenture

AMC TV STUDIOS LLC

BADLANDS PRODUCTIONS I LLC

BADLANDS PRODUCTIONS II LLC

BENDERS PRODUCTIONS I LLC

BROCKMIRE PRODUCTIONS I LLC

COBALT PRODUCTIONS LLC

COMIC SCRIBE LLC

CROSSED PENS DEVELOPMENT LLC

EXPEDITION PRODUCTIONS I LLC

FIVE FAMILIES PRODUCTIONS I LLC

FIVE MOONS PRODUCTIONS I LLC

GALYNTINE PRODUCTIONS LLC

GEESE PRODUCTIONS LLC

GROUND WORK PRODUCTIONS LLC

HALT AND CATCH FIRE PRODUCTIONS LLC

HALT AND CATCH FIRE PRODUCTIONS I LLC

HALT AND CATCH FIRE PRODUCTIONS II LLC

HALT AND CATCH FIRE PRODUCTIONS III LLC

HALT AND CATCH FIRE PRODUCTIONS IV LLC

HAP AND LEONARD PRODUCTIONS I LLC

HAP AND LEONARD PRODUCTIONS II LLC (F/KA/ DIPLOMAT PRODUCTIONS LLC)

HAP AND LEONARD PRODUCTIONS III LLC (F/K/A TWD PRODUCTIONS II LLC)

IFC TV STUDIOS LLC

KNIFEMAN PRODUCTIONS LLC

KOPUS PRODUCTIONS LLC

KOPUS PRODUCTIONS II LLC

LODGE PRODUCTIONS I LLC (F/K/A TWD PRODUCTIONS LLC)

LIVING WITH YOURSELF PRODUCTIONS I LLC

MAKING WAVES STUDIO PRODUCTIONS LLC

PEACH PIT PROPERTIES LLC

PENS DOWN LLC

PHILLY PRODUCTIONS LLC

PREMIER QUILLS LLC

RECTIFY PRODUCTIONS LLC

RECTIFY PRODUCTIONS II LLC

RECTIFY PRODUCTIONS III LLC

RECTIFY PRODUCTIONS IV LLC

RED MONDAY PROGRAMMING LLC

ROUGHHOUSE PRODUCTIONS I LLC

SLEUTH SECRETS PRODUCTIONS LLC

STAN PRODUCTIONS I LLC

STAN PRODUCTIONS II LLC

SUNDANCE CHANNEL ORIGINALS LLC

THE SON PRODUCTIONS I LLC

TURN PRODUCTIONS LLC

TURN PRODUCTIONS I LLC

TURN PRODUCTIONS II LLC

AMC NETWORKS INC. – Second Supplemental Indenture

TURN PRODUCTIONS III LLC

TURN PRODUCTIONS IV LLC

TWD PRODUCTIONS IV LLC

TWD PRODUCTIONS V LLC

TWD PRODUCTIONS VI LLC

TWD PRODUCTIONS VII LLC

TWD PRODUCTIONS VIII LLC

TWD PRODUCTIONS IX LLC (F/K/A TWD PRODUCTIONS III LLC)

WE TV STUDIOS LLC, as Guarantors

By:	/s/ Kevin Drozdowski
	Name:	Kevin Drozdowski
	Title:	Authorized Signatory

AMC NETWORKS INC. – Second Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michelle Mena-Rosado
	Name:	Michelle Mena-Rosado
	Title:	Vice President

AMC NETWORKS INC. – Second Supplemental Indenture

EXHIBIT A

[FACE OF NOTE]

AMC NETWORKS INC.

[Global Notes Legend]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK 10041) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND SUCH CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

AMC NETWORKS INC.

4.75% Senior Notes due 2025

CUSIP NO. 00164V AE3

ISIN NO. US00164VAE39

No. R-	$[ ]

AMC Networks Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to              or its registered assigns, the principal sum of [            ] Million Dollars ($[            ]) [Include if a Global Note: , as revised by the “Schedule of Exchanges of Interests in the Global Note” attached hereto,] on August 1, 2025, and to pay interest thereon from July 28, 2017 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing February 1, 2018, to the Persons in whose names the Notes are registered at the close of business on the immediately preceding January 15 or July 15, as the case may be, at the rate of 4.75% per annum, until the principal hereof is paid or made available for payment, provided, however that any principal and premium, if any, and any such installment of interest, which is overdue shall bear interest at the rate of 4.75% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined on the reverse hereof), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Payments with respect to Notes represented by one or more Global Notes shall be made by wire transfer of immediately available funds to the account specified by the Depositary.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

AMC NETWORKS INC.

By:
Name:
Title:

Attest:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of March 30, 2016, as supplemented by the First Supplemental Indenture, dated as of March 30, 2016, and the Second Supplemental Indenture, dated as of July 28, 2017 (herein collectively called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, the Guarantors and U.S. Bank National Association, as Trustee (herein called the ‘“Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof initially limited in aggregate principal amount to $800,000,000; provided, however, that the Company may from time to time, without the consent of the Holders, issue Additional Notes having the same ranking and the same interest rate, Maturity and other terms as the Initial Notes (except for any difference in the issue price and the payment of interest accruing prior to the issue date of such Additional Notes, or, in some cases, the first Interest Payment Date following the issue of such Additional Notes), and with the same CUSIP number as the Initial Notes; provided that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall have a separate CUSIP number. Any Additional Notes and the Initial Notes shall constitute a single series under the Indenture and all references to the Notes shall include the Initial Notes and any Additional Notes, unless the context otherwise requires. The aggregate principal amount of the Additional Notes shall be unlimited. No Additional Notes may be issued if any Event of Default has occurred and is continuing. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

On or after August 1, 2021, the Company may redeem the Notes, at its option in whole or in part, at any time and from time to time, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (subject to the rights of Holders of record on relevant Regular Record Dates to receive interest due on an Interest Payment Date falling on or prior to the Redemption Date), if redeemed during the twelve month period beginning on August 1 of the years indicated below:

Year	Percentage
2021	102.375%
2022	101.188%
2023 and thereafter	100.000%

At any time prior to August 1, 2021, the Company may redeem the Notes, at its option in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of record on relevant Regular Record Dates to receive interest due on an Interest Payment Date falling on or prior to the Redemption Date).

At any time prior to August 1, 2020, the Company may redeem up to 35% of the original aggregate principal amount of the Notes (including any Additional Notes), at its option at any time and from time to time, at a redemption price of 104.750% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (subject to the rights of Holders of record on relevant Regular Record Dates to receive interest due on an Interest Payment Date falling on or prior to the Redemption Date), with the proceeds of one or more Qualified Equity Offerings; provided that (i) after giving effect to such redemption, at least 65% of the original aggregate principal amount of the Notes (including any Additional Notes) remains outstanding (excluding, for purposes of such calculation, Notes held by the Company or its Subsidiaries); and (ii) the redemption must occur within 90 days of the date of the closing of such Qualified Equity Offering.

In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

This Note does not have the benefit of any sinking fund obligations.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The defeasance provisions contained in Article Fifteen of the Indenture shall apply to this Note, provided that the Company may only exercise the defeasance or covenant defeasance options applicable to Sections 1502 or 1503 of the Indenture if the Company exercises such options with respect to all Outstanding Notes as of the date of such exercise.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the Guarantors and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered and this Note may be exchanged as provided in the Indenture.

The Notes of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                          as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Your Name:

Date:

Signature Guarantee:	*

*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of an interest in this Global Note for an interest in another Global Note or for a definitive Note, or exchanges of an interest in another Global Note or a definitive Note for an interest in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture (defined below)) has, jointly and severally, unconditionally guaranteed, to the extent set forth in and subject to the provisions in the Indenture, dated as of March 30, 2016, as supplemented by the First Supplemental Indenture, dated as of March 30, 2016, and the Second Supplemental Indenture, dated as of July 28, 2017 (herein collectively called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among AMC Networks Inc., a Delaware corporation (the “Company”), the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes of this series (as defined in the Indenture), whether at maturity, by acceleration, redemption, or otherwise, and the due and punctual payment of interest on overdue principal, premium, if any, and interest on such Notes, if lawful (subject in all cases to any applicable grace periods provided in the Indenture and these Notes), and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Each Holder, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

Each Guarantor, and by acceptance of Notes of this series, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any similar federal, state or foreign law to the extent applicable to its Note Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to its Note Guarantee.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS HEREOF, each Guarantor has caused this Notation of Guarantee to be signed manually or by facsimile by its duly authorized officers.

2ND PARTY LLC

AMC FILM HOLDINGS LLC

AMC NETWORK ENTERTAINMENT LLC

AMC NETWORKS BROADCASTING & TECHNOLOGY

AMC NETWORKS INTERNATIONAL ASIA-PACIFIC LLC (F/K/A SUNDANCE CHANNEL ASIA LLC)

AMC NETWORKS INTERNATIONAL LLC

AMC/SUNDANCE CHANNEL GLOBAL NETWORKS LLC

AMCN PROPERTIES LLC

AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION

DIGITAL STORE LLC

IFC ENTERTAINMENT HOLDINGS LLC

IFC ENTERTAINMENT LLC

IFC FILMS LLC

IFC IN THEATERS LLC

IFC PRODUCTIONS I L.L.C.

IFC TELEVISION HOLDINGS LLC

IFC THEATRES CONCESSIONS LLC

IFC THEATRES, LLC

IFC TV LLC

IFC TV STUDIOS HOLDINGS LLC

IPTV LLC

RAINBOW FILM HOLDINGS LLC

RAINBOW MEDIA ENTERPRISES, INC.

RAINBOW MEDIA HOLDINGS LLC

RAINBOW PROGRAMMING HOLDINGS LLC

RMH GE HOLDINGS I, INC.

RNC HOLDING CORPORATION

RNC II HOLDING CORPORATION

SELECTS VOD LLC

SHUDDER LLC (F/K/A SHUDDER HOLDINGS LLC)

SUNDANCE FILM HOLDINGS LLC

SUNDANCETV LLC

VOOM HD HOLDINGS LLC

WE TV ASIA LLC

WE TV HOLDINGS LLC

WE TV LLC

WEDDING CENTRAL LLC

YEAH IPTV LLC, as Guarantors

By:
	Name:	Sean Sullivan
	Title:	Authorized Signatory

AMC TV STUDIOS LLC

BADLANDS PRODUCTIONS I LLC

BADLANDS PRODUCTIONS II LLC

BENDERS PRODUCTIONS I LLC

BROCKMIRE PRODUCTIONS I LLC

COBALT PRODUCTIONS LLC

COMIC SCRIBE LLC

CROSSED PENS DEVELOPMENT LLC

EXPEDITION PRODUCTIONS I LLC

FIVE FAMILIES PRODUCTIONS I LLC

FIVE MOONS PRODUCTIONS I LLC

GALYNTINE PRODUCTIONS LLC

GEESE PRODUCTIONS LLC

GROUND WORK PRODUCTIONS LLC

HALT AND CATCH FIRE PRODUCTIONS LLC

HALT AND CATCH FIRE PRODUCTIONS I LLC

HALT AND CATCH FIRE PRODUCTIONS II LLC

HALT AND CATCH FIRE PRODUCTIONS III LLC

HALT AND CATCH FIRE PRODUCTIONS IV LLC

HAP AND LEONARD PRODUCTIONS I LLC

HAP AND LEONARD PRODUCTIONS II LLC (F/KA/ DIPLOMAT PRODUCTIONS LLC)

HAP AND LEONARD PRODUCTIONS III LLC (F/K/A TWD PRODUCTIONS II LLC)

IFC TV STUDIOS LLC

KNIFEMAN PRODUCTIONS LLC

KOPUS PRODUCTIONS LLC

KOPUS PRODUCTIONS II LLC

LODGE PRODUCTIONS I LLC (F/K/A TWD PRODUCTIONS LLC)

LIVING WITH YOURSELF PRODUCTIONS I LLC

MAKING WAVES STUDIO PRODUCTIONS LLC

PEACH PIT PROPERTIES LLC

PENS DOWN LLC

PHILLY PRODUCTIONS LLC

PREMIER QUILLS LLC

RECTIFY PRODUCTIONS LLC

RECTIFY PRODUCTIONS II LLC

RECTIFY PRODUCTIONS III LLC

RECTIFY PRODUCTIONS IV LLC, as Guarantors

RED MONDAY PROGRAMMING LLC

ROUGHHOUSE PRODUCTIONS I LLC

SLEUTH SECRETS PRODUCTIONS LLC

STAN PRODUCTIONS I LLC

STAN PRODUCTIONS II LLC

SUNDANCE CHANNEL ORIGINALS LLC

THE SON PRODUCTIONS I LLC

TURN PRODUCTIONS LLC

TURN PRODUCTIONS I LLC

TURN PRODUCTIONS II LLC

TURN PRODUCTIONS III LLC

TURN PRODUCTIONS IV LLC

TWD PRODUCTIONS IV LLC

TWD PRODUCTIONS V LLC

TWD PRODUCTIONS VI LLC

TWD PRODUCTIONS VII LLC

TWD PRODUCTIONS VIII LLC

TWD PRODUCTIONS IX LLC (F/K/A TWD PRODUCTIONS III LLC)

WE TV STUDIOS LLC, as Guarantors

By:
	Name:	Kevin Drozdowski
	Title:	Authorized Signatory